EXHIBIT 99.1

Silver Slipper Casino Venture, LLC

Financial Statements Years Ended December 31, 2011 and 2010

The report accompanying these financial statements was issued by
BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of
BDO International Limited, a UK company limited by guarantee.

Silver Slipper Casino Venture, LLC

Financial Statements
Years Ended December 31, 2011 and 2010

Silver Slipper Casino Venture, LLC

Contents

Tel: 214-969-7007 Fax: 214-953-0722 www.bdo.com	700 North Pearl, Suite 2000 Dallas, TX 75201

Independent Auditors’ Report

Board of Managers
Silver Slipper Casino Venture, LLC
Hancock County, Mississippi

We have audited the accompanying balance sheets of Silver Slipper Casino Venture, LLC (the “Company”) as of December 31, 2011 and 2010 and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Slipper Casino Venture, LLC at December 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, as of December 30, 2010 the Company has entered into a Memorandum of Understanding with its Lenders that provides an extension of maturity of its Credit Facility until January 31, 2012. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters also are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

January 30, 2012
Dallas, Texas

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Financial Statements

Silver Slipper Casino Venture, LLC

Balance Sheets

December 31,	2011	2010
(in thousands)
Assets

Current assets
Cash and cash equivalents	$5,262	$4,332
Accounts receivable, net	645	280
Inventory	530	553
Prepaid expenses and other current assets	1,144	1,082

Total current assets	7,581	6,247

Property and equipment, net	47,275	51,079

Other assets	95	92

Total assets	$54,951	$57,418

Silver Slipper Casino Venture, LLC

Balance Sheets

December 31,	2011	2010
	(in thousands)

Liabilities and Members’ Equity (Deficit)

Current liabilities
Accounts payable	$1,327	$1,559
Accrued liabilities	2,616	2,529
Deferred fee payable	450	450
Other current liabilities	200	202
Notes payable - current portion	76	217
Secured credit facility	58,474	58,474
Current maturities of capital lease obligations	146	138

Total current liabilities	63,289	63,569

Promotional giveaway, net of current portion	-	190

Notes payable, net of current portion	-	77

Capital lease obligations, net of current maturities	90	236

Total liabilities	63,379	64,072

Members’ equity (deficit)
Contributed capital	9,700	9,700
Deficit	(18,128)	(16,354)

Total members’ deficit	(8,428)	(6,654)

Total liabilities and members’ deficit	$54,951	$57,418

See accompanying independent auditors’ report and notes to financial statements.

Silver Slipper Casino Venture, LLC

Statements of Operations

Year ended December 31,	2011	2010
	(in thousands)
Revenues
Casino	$51,965	$50,662
Food and beverage	13,061	12,719
Other	729	687
Less: promotional allowances	(8,495)	(8,260)

Net revenues	57,260	55,808

Expenses
Cost of sales
Casino	7,089	6,620
Food and beverage	7,716	7,204
Other	145	116
Selling, general and administrative	32,140	31,266
Depreciation	4,735	4,648

Total expenses	51,825	49,854

Income from operations	5,435	5,954

Non-operating expense
Interest expense	(7,153)	(8,695)
Loss on disposal of assets	(56)	(49)

Total non-operating expense	(7,209)	(8,744)

Net loss	$(1,774)	$(2,790)

See accompanying independent auditors’ report and notes to financial statements.

Silver Slipper Casino Venture, LLC

Statement of Changes in Members’ Equity (Deficit)

	Contributed Capital	Deficit	Total
		(in thousands)

Balance, December 31, 2009	$9,700	$(13,564)	$(3,864)

Net loss	-	(2,790)	(2,790)

Balance, December 31, 2010	9,700	(16,354)	(6,654)

Net loss	-	(1,774)	(1,774)

Balance, December 31, 2011	$9,700	$(18,128)	$(8,428)

See accompanying independent auditors’ report and notes to financial statements.

Silver Slipper Casino Venture, LLC

Statements of Cash Flows

Year ended December 31,	2011	2010
	(in thousands)
Cash Flows from Operating Activities
Net loss	$(1,774)	$(2,790)
Adjustments to reconcile net loss to net cash provided by (used) in operating activities:
Depreciation	4,735	4,648
Amortization of deferred loan costs	-	1,633
Deferred interest expense	-	2,873
Loss on disposal of assets	56	49
Change in operating assets and liabilities:
Increase in accounts receivable	(365)	(38)
Increase in other current assets	(39)	(512)
Decrease in accounts payable and accrued liabilities	(147)	(815)
Decrease in promotional giveaway liabilities	(190)	(180)

Net cash provided by operating activities	2,276	4,868

Cash Flows from Investing Activities
Capital expenditures	(987)	(1,297)
Proceeds from sale of assets	-	98
(Increase) decrease in deposits	(3)	223

Net cash used in investing activities	(990)	(976)

Cash Flows from Financing Activities
Proceeds from note payable obligations	-	397
Payments on note payable obligations	(218)	(635)
Proceeds from capital lease obligations	-	285
Payments on capital lease obligations	(138)	(2,085)

Net cash used in financing activities	(356)	(2,038)

Net increase in cash and cash equivalents	930	1,854

Cash and cash equivalents, at beginning of year	4,332	2,478

Cash and cash equivalents, at end of year	$5,262	$4,332

See accompanying independent auditors’ report and notes to financial statements.

Silver Slipper Casino Venture, LLC

Notes to Financial Statements (Dollars in Thousands)

1. Summary of Significant Accounting Policies

Silver Slipper Casino Venture, LLC, (“Casino” or “Company”) is a Delaware Limited Liability Company organized and formed in May 2004 for the purpose of operating a gaming facility in Hancock County, Mississippi. As a Limited Liability Company, income taxes are accrued and reported at the member level and consequently, no income taxes are reflected in the financial statements of the Company.

Business

Silver Slipper Casino Venture, LLC commenced gaming operations as the Silver Slipper Casino on November 9, 2006 in a land based facility that has approximately 35,000 square feet of gaming space on a single level. In addition to surface parking, the Company has an 800 space parking garage adjacent to the Casino.

Gaming operations in Mississippi are subject to regulatory control by the Mississippi Gaming Commission. The Company’s gaming license was renewed in 2009 for a period of three years, expiring in July 2012. Gaming taxes imposed by the State of Mississippi are determined using a scaled tax rate (approximately 12%) applied to the licensee’s gaming revenues.

The Company estimates that a significant amount of its revenues are derived from patrons living in the Gulf Coast area of Mississippi and Louisiana. The Company faces intense competition from other gaming operations in Mississippi and Louisiana, which serve the same area, and management believes this competition will continue in the future.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all cash balances and investments with original maturities of six months or less to be cash equivalents. As required by the Mississippi Department of Revenue, $475 of cash is invested in a Certificate of Deposit at December 31, 2011 that has a restriction on the redemption requiring its prior approval.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable.

The Company’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy. The Company has bank deposits and overnight investments that may exceed federally insured limits.

Silver Slipper Casino Venture, LLC

Notes to Financial Statements (Dollars in Thousands)

Concentration of credit risk, with respect to accounts receivable, is limited due to the Company’s credit evaluation process. The Company’s receivables consist of reimbursements from financial institutions and amounts advanced to casino patrons. To date, the Company has not incurred any significant credit-related losses. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Accounts receivable is presented net of an allowance for doubtful accounts of $9 and $20 as of December 31, 2011 and 2010, respectively.

Inventory

Inventory, primarily consisting of food and beverage products, are stated at the lower of cost (on a first-in, first-out basis) or market.

Players Club

The Company has established a promotional club to encourage repeat business from frequent and active gaming customers. Members earn points based on gaming activity and such points can be redeemed for free play and/or certain complimentary services such as food and beverage or retail goods. The Company accrues for complementary services and club points based upon estimates for expected redemptions.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs that do not add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment are included in the determination of income.

Depreciation of property and equipment (which includes capitalized leased assets) is provided using the straight-line method over the following estimated useful lives:

Buildings and improvements	10 - 39 years
Operating equipment	3 - 7 years

In accordance with FASB ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable based on undiscounted estimated future operating cash flows. As of December 31, 2011 and 2010, the Company has determined that no impairment has occurred.

Silver Slipper Casino Venture, LLC

Notes to Financial Statements (Dollars in Thousands)

Revenue Recognition

In accordance with gaming industry practice, the Company recognizes casino revenues as the net of gaming wins less losses. Net revenues exclude the retail value of complimentary food and beverage and other items furnished gratuitously to customers. The amounts that are included in promotional allowances for 2011 and 2010 were as follows:

	2011	2010

Food and beverage	$8,263	$8,068
Other	232	192

Total promotional allowances	$8,495	$8,260

Certain Risks and Uncertainties

The Company’s operations are dependent on its continued licensing by the Mississippi Gaming Commission. The loss of a license could have a material, adverse effect on future results of operations.

Advertising

Advertising costs, which are included in operating expenses, are expensed as incurred. Advertising expense was $1,233 and $1,185 for the years ended December 31, 2011 and 2010, respectively.

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including trade accounts receivable and accounts payable approximate fair value because of the relatively short maturity of these instruments. The carrying value of long-term debt approximates fair value as the stated interest rates are at market rates.

2. Property and Equipment

Property and equipment consist of the following:

	2011	2010

Buildings and improvements	$45,081	$44,638
Operating equipment	25,188	24,818

Total property and equipment	70,269	69,456

Less accumulated depreciation	(22,994)	(18,377)

Property and equipment, net	$47,275	$51,079

Silver Slipper Casino Venture, LLC

Notes to Financial Statements (Dollars in Thousands)

3. Secured Credit Facility

The secured credit facility of $58,474 consisted of $43,000 of Secured Credit Facility Notes, $6,500 of Put Relinquishment Notes and $8,974 of deferred interest expense at December 31, 2011 and 2010.

On May 15, 2006, the Company entered into a Second Amended and Restated Loan Agreement (“Secured Credit Facility”) in the amount of $43,000 to fund the development and construction of its gaming facility. The loan is secured by substantially all of the assets of the Company. The Secured Credit Facility bears interest at 13% payable semi-annually with mandatory repayments of excess cash flow.

The Company recorded $1.5 million of original issue discount in conjunction with the issuance of the Secured Credit Facility, which is being amortized over the life of the Secured Credit Facility (included in interest expense). Thus, the effective interest rate was 13.9%. Further, the Company agreed to issue 18,991 of warrants for the purchase of 19% of the Company’s membership units. The warrants were valued and were considered deminimus, and thus are not reflected on the balance sheet. The Secured Credit Facility required members to contribute $3,000 of additional capital in March 2007. There were no other capital contributions anticipated.

On March 18, 2009, the Company executed the Third Amended and Restated Loan Agreement to the Secured Credit Facility which increased the interest rate for the 4th quarter 2008 from 13% to 15% and 16% thereafter and provided for payment in kind (PIK) interest of 7% for all future interest payments. The amendment replaced the put option feature of the warrants discussed above with $6,500 of Put Relinquishment Notes due at maturity with interest of 7% payable quarterly. Further, the amendment replaced all financial covenants with a minimum trailing twelve-month EBITDAM requirement and a requirement to have a definitive debt retirement plan by December 31, 2010.

On December 30, 2010, the Company executed a Memorandum of Understanding that provided for forbearances in connection with a definitive debt retirement plan which required certain progression milestones during 2011. The Memorandum of Understanding provides for deferral of $4,072 of interest due at December 31, 2010, quarterly interest payments during 2011 at a 12% rate on all balances outstanding and an extension of maturity of the Credit Facility until January 31, 2012. If the milestones are not met, the forbearance will no longer be in effect and the Credit Facility will be immediately due and payable. All debt was classified as current as of December 31, 2011.

4. Deferred Fees Payable

Deferred fees are payable in connection with the $43,000 debt discussed in Note 3. The $450 in fees have been deferred until payment in full of the principal and interest due under the Secured Credit Facility or such date as payment is otherwise allowed by the agent and lenders.

Silver Slipper Casino Venture, LLC

Notes to Financial Statements (Dollars in Thousands)

5. Notes Payable

Notes payable consisted of amounts payable under certain agreements with trade creditors for the purchase of gaming equipment. Notes payable of $76 at December 31, 2011 was classified as current and matures in 2012. At December 31, 2010, notes payable amounted to $294, of which $77 was classified as long term.

6. Commitments and Contingencies

The Company is subject to various legal and administrative proceedings relating to personal injuries, employment matters, commercial transactions and other matters arising in the normal course of business. Based upon the advice of counsel, settlement or resolution of the proceedings should not have a material adverse effect on the financial position or results of operations of the Company. In addition, the Company maintains what it believes is adequate insurance coverage to further mitigate the risks of such proceedings. However, such proceedings can be costly, time consuming and unpredictable, and therefore, no assurance can be given that the final outcome of such proceedings may not materially impact the Company’s financial position or results of operations. Further, no assurance can be given that the amount or scope of existing insurance coverage will be sufficient to cover losses arising from such matters.

Operating Leases

The Company leases property and operating equipment under various lease agreements accounted for as operating leases. Although most of the lease agreements are either cancelable or have initial terms of one year or less, certain lease agreements expire at various dates through 2028 and several contain automatic renewals unless notice of termination is given. Some of the operating leases also include contingent rental payments based on levels of revenue. Total rental expense amounted to approximately $1,749 and $1,808 for 2011 and 2010, respectively. Future minimum lease payments as of December 31, 2011 under operating leases having an initial or remaining non-cancelable lease term in excess of one year are as follows:

Amount

2012	$1,224
2013	1,224
2014	1,224
2015	1,224
2016	1,224
Thereafter	19,782

$25,902

Silver Slipper Casino Venture, LLC

Notes to Financial Statements (Dollars in Thousands)

Capital Leases

The Company leases various equipment under capital lease agreements expiring at various dates through December 2014. During 2011 and 2010, the Company paid $137 and $2,085, respectively in principal on the capital lease obligations. The cost of the equipment is included in property and equipment on the accompanying balance sheet in the amount of $516 at December 31, 2011 and $13,251 at December 31, 2010 and accumulated depreciation relating to these assets were $130 and $1,871 for 2011 and 2010, respectively.

Future minimum payments under these obligations are as follows:

2012	$158
2013	75
2014	20
253

Less amount representing interest	(17)

Present value of future minimum lease payments	236

Current maturities of capital lease obligation	(146)

Long-term capital lease obligations	$90

Contractual Obligations

The Company has entered into other contractual agreements for services for which the payments are expensed as incurred. Although most of these agreements are either cancelable or have initial terms of one year or less, certain other agreements contain automatic renewals unless notice of termination is given.

The Company also has an agreement with its casino system provider and other vendors for system and equipment maintenance services.

7. Employee Benefit Plan

The Company terminated the 401(k) plan effective June 30, 2010. The company did not make any contributions to the plan in 2010.

8. Supplemental Disclosures of Cash Flow Information

Cash paid for interest during the years ended December 31, 2011 and 2010 was approximately $7,114 and $4,180, respectively.

Non-cash investing and financing activities in 2010 included approximately $703 for the acquisition of assets under various notes payable and capital leases.

9. Related Party Transactions

The Company entered into a management agreement with Silver Slipper Gaming, LLC, which is owned by certain members of the membership group. Management fees paid or accrued to Silver Slipper Gaming LLC during 2011 and 2010 amounted to approximately $742 and $724, respectively.

Silver Slipper Casino Venture, LLC

Notes to Financial Statements (Dollars in Thousands)

There are long-term deferred fees payable to entities owned or controlled by members of the membership group in the amount of $450 (included in the amount discussed in Note 4) for the years ended December 31, 2011 and 2010, respectively.

In 2009, members of the membership group and other related parties purchased a portion of the Secured Credit Facility. At December 31, 2011 and 2010, $1,884 of the $58,474 of the Secured Credit Facility was held by these members.

The Company paid professional fees on behalf the membership group which will be reimbursed by the members. At December 31, 2011, $250 was included in accounts receivable.

10. Going Concern and Management Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

At December 31, 2010, the Company entered into a Memorandum of Understanding with its Lenders that provides for certain milestones during 2011 in exchange for forbearing non-compliance during 2010 and 2011. The Memorandum of Understanding provides for an extension of maturity of the Credit Facility until January 31, 2012 and if the milestones are not met, the forbearance will be revoked and the Credit Facility is immediately due and payable. As a result, the Secured Credit Facility has been classified as a current liability in the accompanying financial statements. A significant portion of the Company’s assets are pledged as collateral for the Secured Credit Facility, and foreclosure by the lender would seriously impair the Company’s continued existence. This raises substantial doubt about the Company’s ability to continue as a going concern. The Company is currently exploring numerous avenues to resolve this issue including a potential sale of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

11. Subsequent Events

In the preparation of its financial statements, the Company considered subsequent events through January 30, 2012, which was the date the Company’s financial statements were available to be issued.